UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2023

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Freedom Boulevard Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(385) 497-6955

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and Chief Financial Officer Compensation

On January 27, 2023, the Board of Directors (the “Board”) of Sunworks, Inc. (the “Company”) amended the Employment Agreements and approved the following adjustments to the compensation of Gaylon Morris, the Company’s Chief Executive Officer and Jason Bonfigt, the Company’s Chief Financial Officer.

Mr. Gaylon Morris

Mr. Morris’s annual base salary was increased from four hundred thousand dollars ($400,000) to five hundred thousand dollars ($500,000) for the calendar year 2023. Mr. Morris will also be entitled to a discretionary bonus equal to up to one hundred percent (100%) of his base salary, provided that certain performance criteria, as established by the Compensation Committee of the Company’s Board of Directors, are met. Mr. Morris was also granted a restricted stock unit grant equal to 265,957 shares of the Company’s common stock, which shall vest over a three-year period in equal installments on each anniversary of December 20, 2022 through December 20, 2025, provided that Mr. Morris continues to perform services for the Company through the applicable vesting date. Further, should the consolidated earnings of the Company and its subsidiaries before interest, taxes, depreciation and amortization, as calculated using the audited financial statements of the Company for the combined period from January 1 through December 31 of the calendar year exceed $0 for two consecutive fiscal quarters: i) Mr. Morris’ annual base salary shall be increased to six hundred fifty thousand dollars ($650,000), retroactive to the first day of the first quarter of such two consecutive quarters; and ii) Mr. Morris will be entitled to a one-time restricted stock grant representing the right to receive such number of shares of common stock of the Company equal to two million dollars ($2,000,000) divided by the closing price of the Company’s common stock on the first day of the first consecutive profitable quarter, which shall vest beginning on the first day following the two consecutive quarters of positive EBITDA and vest over a two year period in three equal installments; provided that Mr. Morris continues to perform services for the Company through the applicable vesting date. The other terms and conditions of Mr. Morris’s employment agreement with the Company remain unchanged.

Mr. Jason Bonfigt

Mr. Bonfigt’s annual base salary was increased from three hundred twenty thousand dollars ($320,000) to three hundred seventy thousand dollars ($370,000) for the calendar year 2023. Mr. Bonfigt will be entitled to a discretionary bonus equal to fifty percent (50%) of his base salary, provided that certain performance criteria, as established by the Compensation Committee of the Company’s Board of Directors, are met. Mr. Bonfigt will also be granted, each year (including 2023) a restricted stock unit grant representing the right to receive such number of shares of common stock of the Company equal to $200,000, one third of which shall vest on the one-year anniversary of the grant and the balance shall vest in twenty-four equal monthly installments thereafter; provided Mr. Bonfigt continues to perform services for the Company through the applicable vesting date. Further, should the consolidated earnings of the Company and its subsidiaries before interest, taxes, depreciation and amortization, as calculated using the audited financial statements of the Company for the combined period from January 1 through December 31 of the calendar year exceed $0, Mr. Bonfigt will be entitled to a one-time restricted stock grant representing the right to receive such number of shares of common stock of the Company equal to $250,000.00 divided by the closing price of the Company’s common stock on the date of grant, which shall vest in full on the date the Administrator, as defined in the Sunworks, Inc. 2016 Equity Incentive Plan (the “Plan”), certifies receipt by the Company of an audit report from its auditors in which the Company’s EBITDA for the combined period from January 1 through December 31 of the calendar year exceeds $0. In addition, in the event that the Company’s EBITDA exceeds $0 for two consecutive quarters, as certified by the Administrator (as defined in the Plan), then the Company shall grant under the Plan to Mr. Bonfigt a one-time restricted stock unit grant for such number of shares of common stock of the Company equal to $500,000 divided by the closing price of the Company’s common stock on the first day of the first consecutive quarter with EBITDA greater than $0, which shall vest in three equal installments, with the first equal installment vesting on the day of a successful audit of the Company for the year the second consecutive quarter of positive EBITDA occurs and the two additional equal installments vesting on the second and third anniversary of such successful audit. Should Mr. Bonfigt’s employment be terminated by the Company without cause or if the Company enters into a change of control transaction, then the Company has agreed to pay Mr. Bonfigt an amount equal to Mr. Bonfigt’s then current monthly salary multiplied by twelve (12). The other terms and conditions of Mr. Bonfigt’s employment agreement with the Company remain unchanged.

Each restricted stock unit referenced above represents the right to receive one share of common stock of the Company and pursuant to the terms of the Plan.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Number	Description

10.1	Second Amendment to January 11, 2021 Employment Agreement between Sunworks, Inc. and Gaylon Morris
10.2	Amendment to October 5, 2021 Employment Agreement between Sunworks, Inc. and Jason Bonfigt
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: January 30, 2023	By:	/s/ Gaylon Morris
Gaylon Morris Chief Executive Officer